Clark Wilson LLP
Barristers & Solicitors
Patent & Trade-mark Agents
Our File No. 29741-0001 / CW3826560.1	800-885 W Georgia Street
Vancouver, BC V6C 3H1
Tel. 604.687.5700
Fax 604.687.6314

January 14, 2011

BY EMAIL

Argentex Mining Corporation
602 – 1112 West Pender Street
Vancouver, British Columbia V6E 2S1
Canada

Attention: Kenneth Hicks, President

Dear Sirs:

                 Re: Argentex Mining Corporation – Registration Statement on Form S-4

                 We have acted as counsel to Argentex Mining Corporation (the “Company”), a Delaware corporation, in connection with the preparation of a registration statement on Form S-4 (the “Registration Statement”) to be filed with the United States Securities and Exchange Commission in connection with the change of the corporate jurisdiction of the Company from the State of Delaware to the Province of British Columbia (the “Change of the Corporate Jurisdiction”) by effecting a two-step transaction involving (i) the merger of the Company with and into a wholly-owned subsidiary of the Company incorporated in the State of Nevada in accordance with Nevada and Delaware corporate law and (ii) the subsequent change of the corporate jurisdiction of the merger survivor from the State of Nevada to the Province of British Columbia by way of a process known as a conversion under the Nevada corporate law and a continuation under the British Columbia corporate law.

References in this opinion to “Argentex BC” are to the Company as it will exist under the Business Corporations Act (British Columbia) after the Change of the Corporate Jurisdiction has been effected.

                  In connection with this opinion, we have reviewed:

(a)	the Restated Certificate of Incorporation of the Company;

(b)	the Bylaws of the Company;

(c)	resolutions adopted by the Board of Directors of the Company pertaining to the Change of the Corporate Jurisdiction;

(d)	the Articles of Incorporation of Argentex Mining Corporation (“Argentex Nevada”), a wholly-owned subsidiary of the Company incorporated in the State of Nevada;

(e)	the Bylaws of Argentex Nevada;

(f)	resolutions adopted by the Board of Directors and the sole stockholder of Argentex Nevada pertaining to the Change of the Corporate Jurisdiction;

(g)	the agreement and plan of merger dated as of January 13, 2011 between the Company and Argentex Nevada;

(h)	the plan of conversion of Argentex Nevada dated January 13, 2011;

(i)	the Registration Statement;

(j)	the Prospectus (the “Prospectus”) constituting a part of the Registration Statement; and

(k)	the Officer’s Certificates executed by Kenneth Hicks, President of the Company and Argentex Nevada (the “Officer’s Certificates”).

                 For purposes of this opinion, we have not reviewed any documents other than the documents listed in (a) through (i) above. In particular, we have not reviewed, and express no opinion on, any document (other than the documents listed in (a) through (i) above) that is referred to or incorporated by reference into, the documents reviewed by us.

                 We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified. As to all questions of fact material to this opinion which have not been independently established, we have relied upon the Officer’s Certificates.

                 In rendering this opinion we have assumed that all of the issued and outstanding shares of common stock of the Company have been validly issued and are fully paid and non-assessable under the laws of the State of Delaware. We have further assumed that each of the statements made and certified in the Officer’s Certificates were true and correct when made, have at no time since being made and certified become untrue or incorrect and remain true and correct on the date hereof.

                 Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that upon the effectiveness of the Change of the Corporate Jurisdiction, each issued and outstanding share of common stock of the Company will automatically, without any action on the part of the Company or a stockholder, become one validly issued and fully paid and non-assessable common share in the capital of Argentex BC.

                 We express no opinion herein as to any laws or any matters governed by any laws other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the discussion of this opinion in the Prospectus, and to our being named in the Registration Statement.

Yours truly,

/s/ Clark Wilson LLP

cc: United States Securities and Exchange Commission